                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               RSI HOLDINGS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                      N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

Release Date: The registrant began mailing definitive copies of the proxy statement, form of proxy, and other solicitation materials to shareholders on December 8, 1998.

Registration of Shares: Assuming shareholder approval, the registrant will file a Form S-8 as soon as practicable with respect to the additional shares to be subject to the RSI Holdings, Inc. Stock Option Plan.

Annual Report: Copies of registrant's annual report are being mailed to the Commission under separate cover.

                               RSI HOLDINGS, INC.
                              28 EAST COURT STREET
                              POST OFFICE BOX 6847
                        GREENVILLE, SOUTH CAROLINA 29606
                            TELEPHONE (864) 271-7171

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD JANUARY 21, 1999

TO OUR SHAREHOLDERS:

The Annual Meeting of Shareholders of RSI Holdings, Inc. (the "Company"), will be held at 10:00 a.m., local time, on January 21, 1999, at RSI Holdings, Inc., 28 East Court Street, Greenville, South Carolina, for the purpose of considering and acting upon the following:

1. The election of three directors to serve until the next annual meeting of shareholders or until their successors have been duly elected and qualified;

2. To vote on approval of the proposed amendment to the RSI Holdings, Inc. Stock Option Plan to increase from 750,000 to 1,250,000 the aggregate number of shares issuable thereunder;

3. The ratification of the appointment of Ernst & Young LLP as independent auditors of the Company for fiscal year 1999; and

4. The transaction of such other matters as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on November 30, 1998 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

                                 BY ORDER OF THE BOARD OF DIRECTORS
                                 C. Thomas Wyche, Secretary


Greenville, South Carolina
December 7, 1998

A form of proxy is enclosed. To ensure that your shares will be voted at the Annual Meeting, you are requested to complete and sign the enclosed proxy and return it promptly in the enclosed, postage-paid, addressed envelope. No additional postage is required if mailed in the United States. The giving of a proxy will not affect your right to vote in the event you attend the meeting.

                               RSI HOLDINGS, INC.
                              28 EAST COURT STREET
                              POST OFFICE BOX 6847
                        GREENVILLE, SOUTH CAROLINA 29606

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

                                JANUARY 21, 1999

       This Proxy Statement (the "Proxy Statement") is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of RSI Holdings, Inc., a North Carolina corporation (the "Company"), to be voted at the annual meeting of shareholders of the Company (the "Annual Meeting") to be held at 10:00 a.m., local time, on January 21, 1999, at RSI Holdings, Inc., 28 East Court Street, Greenville, South Carolina. The approximate date of mailing this Proxy Statement and the accompanying proxy is December 7, 1998.

       Only shareholders of record at the close of business on November 30, 1998 are entitled to notice of and to vote at the Annual Meeting. As of such date, there were outstanding approximately 7,903,322 shares of common stock, $.01 par value per share ("Common Stock"), which constitute the only voting securities of the Company. Each share is entitled to one vote.

       Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by: (i) delivery to the Secretary of the Company, at or before the Annual Meeting, of a written notice of revocation bearing a later date than the proxy; (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at or before the Annual Meeting; or (iii) attending the Annual Meeting and giving notice of revocation to the Secretary of the Company or in open meeting prior to the proxy being vote (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice revoking a proxy should be sent to: RSI Holdings, Inc., 28 East Court Street, Post Office Box 6847, Greenville, South Carolina 29606, Attention: Investor Relations.

       All shares represented by valid proxies received pursuant to the solicitation and prior to voting at the Annual Meeting and not revoked before they are exercised will be voted, and, if a choice is specified with respect to any matter to be acted upon, the shares will be voted in accordance with such specification. If no contrary instructions are indicated, all shares represented by a proxy will be voted FOR election to the Board of Directors of the nominees described herein, FOR the approval of the proposed amendment to the Company's Stock Option Plan, FOR ratification of the appointment of Ernst & Young LLP as the independent auditors for the Company for fiscal year 1999, and in the discretion of the proxy holders as to all other matters that may properly come before the Annual Meeting or any adjournment thereof.

       The presence, either in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock of the Company as of November 30, 1998, is necessary to constitute a quorum at the Annual Meeting. An automated system administered by the Company's transfer agent tabulates votes cast in connection with the Annual Meeting. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock at November 30, 1998 is required to approve the amendment to the Stock Option Plan. Directors are elected by a plurality of votes cast at the Annual Meeting. The proposal to ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the Company's 1999 fiscal year will be approved if a greater number of votes is cast for the proposal than is cast against the proposal. Abstentions and broker non-votes, which are separately tabulated, are included in the determination of the number of shares present and voting for purposes of determining the presence of a quorum. Abstentions and broker nonvotes each count as a vote against the proposal to amend the Company's Stock Option Plan, but have no effect upon the votes with respect to the other matters to be voted upon at the meeting.

                              ELECTION OF DIRECTORS

       The Bylaws of the Company provide that the number of directors to be elected at any meeting of shareholders shall not be less than three (3) nor more than ten (10), the exact number to be determined by the Board of Directors. The Board has determined that three directors shall be elected at the Annual Meeting. The Common Stock may not be voted cumulatively in the election of directors.

       The following three persons are nominees for election as directors at the Annual Meeting, to serve until the next annual meeting of shareholders of the Company or until their successors are duly elected and qualified. Unless authority to vote at the election of directors is withheld, it is the intention of the persons named in the enclosed form of proxy to vote for the persons named below, all of whom are currently directors of the Company. Each such person is a citizen of the United States. There are no family relationships among the directors and the executive officers of the Company.

       Management of the Company believes that all of the nominees will be available and able to serve as directors, but in the event any nominee(s) is not available or able to serve, the shares represented by the proxies will be voted for such substitute(s) as shall be designated by the Board of Directors.

       The table below sets forth certain information regarding the Company's nominees for election as directors.

                            NOMINEES FOR ELECTION AS
                            DIRECTORS OF THE COMPANY

Name, Age and Tenure as
        Director                                       Principal Occupation and Background
----------------------------------------------------------------------------------------------------------------------------

C.C. Guy (66)                    Director of the Company.  Mr. Guy served as President of the Company from July
Director since 1978(1)(2)        1989 until his retirement in January 1995.  Since his retirement, he has served as a consultant to the Company on an as-needed basis. Mr. Guy was Vice
                                 President-Administration of the Company from 1978 to July 1989.  Mr. Guy served from October 1979 to November 1989 as President, Treasurer and a
                                 director of RSI Corporation.  Mr. Guy currently serves as a director of Delta
                                 Woodside Industries, Inc.

Charles M. Bolt (68)             Director of the Company.  Charles M. Bolt was President and Chief Executive
Director since 1982(1)(2)        Officer of the Company from 1984 to July 1989, when he was elected President of
                                 Distribution, a position that he held until his retirement in January 1995.  Since his retirement, he has served as a consultant to the Company on an as-needed basis.  Mr. Bolt was Vice President-Marketing of the Company from 1978 to 1984.

Buck A. Mickel (42) (1)(2)       Director of the Company.  Buck A. Mickel was elected President and Chief
                                 Executive Officer of the Company on July 28, 1998 following the death of his father, Mr. Buck Mickel.  Mr. Mickel was reelected Vice President of the Company effective September 1, 1996.  Mr. Mickel served as a consultant to the Company from January 17, 1995, the date that he resigned as Vice President, until his reelection as Vice President.  Mr. Mickel was originally elected Vice President of the Company in July 1989.  Mr. Mickel served as a director on the Company or
                                 RSI Corporation from 1987 until December 1992.  Mr. Mickel has served as
                                 President of Wiegmann & Rose International Corp. ("Wiegmann & Rose"), the
                                 Company's wholly-owned subsidiary, since August 1988.   Mr. Mickel also
                                 currently serves as a director of Delta Woodside Industries, Inc.

(1)    Member of Compensation Committee.

(2)    Member of Audit Committee.

       The Board of Directors of the Company met in person four times and by telephone conference two times during the fiscal year ended August 31, 1998. The Compensation Committee of the Company met once during the fiscal year. The Audit Committee of the Company did not meet separately during the fiscal year but the Board considered Audit Committee matters in the course of meetings of the Board of Directors. Each Director attended at least 75% of the meetings of the Board and of any committee of which he was a member. The Board does not have a standing nominating committee.

       The Compensation Committee reviews and submits to the Board of Directors suggested salaries and other compensation for officers of the Company and its subsidiaries for the ensuing year.

       The Audit Committee generally makes recommendations to the Board regarding the selection of the independent public accountants, reviews the independence of such accountants, approves the scope of the annual audit, approves the rendering of any material non-audit services by the independent accountants, approves the fee payable to the independent accountants, and reviews the audit results.

            STOCK OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

          The following table sets forth certain information as of November 30, 1998, regarding the beneficial ownership of the Common Stock by: (i) persons beneficially owning more than five percent of the Common Stock; (ii) the directors and executive officers of the Company; and (iii) all directors and executive officers of the Company, as a group. Unless otherwise indicated in the notes to the table, the Company believes that the persons named in the table have sole voting and investment power with respect to all the shares of Common Stock shown as beneficially owned by them.

                                             Amount and
                                             Nature of
          Name and Address of                 Beneficial             Percent
            Beneficial Owner                  Ownership           of Class (12)
--------------------------------------------------------------------------------
Buck A. Mickel                                1,206,696 (1)             15.3
28 East Court Street
P. O. Box 6847
Greenville, SC  29606

C.C. Guy                                        157,891 (2)              2.0
918 Elizabeth Road
Shelby, NC 28150

Charles M. Bolt                                 289,556 (3)              3.7
2720 N. E. 57th Street
Fort Lauderdale, FL 33308

C. Thomas Wyche                                 332,583 (4)              4.2
Post Office Box 728
Greenville, SC 29602

Minor H. Mickel                                 475,160 (5)              6.0
415 Crescent Avenue
Greenville, SC 29605

Charles C. Mickel                               907,181 (6)             11.5
28 East Court Street
P. O. Box 6847
Greenville, SC  29606

Minor Mickel Shaw                               822,122 (7)             10.4
P. O. Box 795
Greenville, SC 29602

Mr. William R. Kimball                          746,853 (8)              9.5
12 Eucalyptus Road
Belvedere, CA 94920

Joe F. Ogburn                                   163,476 (9)              2.1
208 Belvedere Avenue
Shelby, NC 28150

Matthew J. Marron, Jr.                          100,100 (10)             1.3
63 Woodvale Avenue
Greenville, SC 29605

All Directors and Executive Officers of the   2,250,302 (11)            28.5
Company as a Group (7 persons)

 (1) Mr. Buck A. Mickel is the President, Chief Executive Officer and a director of the Company. The number of shares shown as beneficially owned by Mr. Buck A. Mickel includes 1,179,196 shares directly owned by him and 27,500 unissued shares subject to employee stock options held by Mr. Mickel which are currently exercisable.

 (2) Mr. C.C. Guy is a director and former President of the Company. The number of shares shown as beneficially owned by Mr. Guy includes 78,923 shares directly owned by him and 25,000 unissued shares subject to stock options held by Mr. Guy which are currently exercisable. The number of shares shown also includes 53,968 shares of the Company's Common Stock held by Mr. Guy's wife, as to which shares Mr. Guy disclaims beneficial ownership.

 (3) Mr. Charles M. Bolt is a director and former President of Distribution of the Company. The number of shares shown as beneficially owned by Mr. Bolt includes 264,556 shares directly owned by him and 25,000 unissued shares subject to stock options held by Mr. Bolt which are currently exercisable.

 (4) Mr. C. Thomas Wyche is Secretary of the Company. The number of shares shown as beneficially owned by Mr. Wyche includes 204,292 shares directly owned by him, 44,523 shares owned of record by Center, Inc., of which Mr. Wyche owns all of the outstanding common stock and is an officer and director, and 61,209 shares owned by the Profit Sharing Plan of Wyche, Burgess, Freeman & Parham, P.A. (the "WBFP Plan"), of which Mr. Wyche is a trustee and participant and which firm serves as general counsel to the Company. Of the shares owned by the WBFP Plan, the number of shares allocated to Mr. Wyche's account varies from year to year, depending on Mr. Wyche's respective interest in the WBFP Plan. Mr. Wyche disclaims beneficial ownership of the shares that are not allocated to his account. The figure shown also includes 22,559 shares owned by Mr. Wyche's wife. Mr. Wyche disclaims beneficial ownership of all of the shares owned by Mrs. Wyche.

 (5) The number of shares shown as beneficially owned by Mrs. Minor H. Mickel includes 465,160 shares directly owned by her and 10,000 shares directly owned by the Estate of her late husband, Mr. Buck Mickel. Mrs. Mickel disclaims beneficial ownership of the shares of stock owned by the Estate of Mr. Mickel.

 (6) The number of shares shown as beneficially owned by Mr. Charles C. Mickel includes 862,658 shares directly owned by him, and all of the 44,523 shares beneficially owned by Center, Inc. of which Mr. Mickel is an officer and director. Mr. Mickel disclaims beneficial ownership of the shares owned by Center, Inc.

 (7) The number of shares shown as beneficially owned by Mrs. Minor Mickel Shaw includes 802,188 shares directly owned by her, 2,748 shares owned by her as custodian for her children, and 17,186 shares owned by her husband as custodian for their children. Mrs. Shaw disclaims beneficial ownership of all shares beneficially owned by her husband and children.

 (8)   The number of shares shown for Mr. Kimball are owned directly by him.

 (9) Mr. Joe F. Ogburn is the Treasurer and Vice President of the Company. The number of shares shown as beneficially owned by Mr. Ogburn includes 135,426 shares directly owned by him and 27,500 unissued shares subject to employee stock options held by Mr. Ogburn which are currently exercisable. Such number also includes 550 shares held by Mr. Ogburn's wife, as to which shares Mr. Ogburn disclaims beneficial ownership.

(10) Mr. Matthew J. Marron, Jr. is President of the Company's subsidiary, HomeAdd Financial Corporation. The number of shares shown for Mr. Marron includes 90,100 shares owned directly by him and 10,000 unissued shares subject to employee stock options held by Mr. Marron which are currently exercisable.

(11) This number includes all shares included in the table above with respect to any director or executive officer and excludes the shares described in the notes above as being excluded from the table.

(12) Pursuant to Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended, (the "Exchange Act") percentages of total outstanding shares have been computed on the assumption that shares of Common Stock that can be acquired within 60 days upon the exercise of options by a given person are outstanding, but no other shares similarly subject to acquisition by other persons are outstanding.

                               EXECUTIVE OFFICERS

       The following provides certain information regarding the executive officers of the Company:

       Name and Age                 Position
       -------------------------------------------------------------------------
       Buck A. Mickel (43)          President and Chief Executive Officer (1)
       C. Thomas Wyche (71)         Secretary (2)
       Joe F. Ogburn (60)           Treasurer and Vice President (3)
       Matthew J. Marron, Jr. (30)  President, HomeAdd Financial Corporation (4)

----------

(1)    See information under "Election of Directors".

(2) C. Thomas Wyche is a senior member of the law firm of Wyche, Burgess, Freeman & Parham, P.A., with which firm he has practiced for the last four decades. From 1979 to November 1989, Mr. Wyche was the Secretary and a director of RSI Corporation. Wyche, Burgess, Freeman & Parham, P.A. serves as general counsel to the Company. Mr. Wyche served as a director of the Company or RSI Corporation from 1978 until January 1993.

(3) Joe F. Ogburn has served as Treasurer of the Company since September 1988 and Vice President of the Company since May 1995. Mr. Ogburn served as Controller of the Company from 1981 to September 1988. Mr. Ogburn served as a director of the Company from September 1987 to July 1989.

(4) Matthew J. Marron, Jr. has served as President of HomeAdd Financial Corporation (formerly CambridgeBanc Inc.), a wholly-owned subsidiary of the Company through which the Company originates and sells home improvement loans secured by liens on improved property since November 1996. Before joining the Company, Mr. Marron had served as Executive Vice President of CambridgeBanc, Inc. (at that time a wholly owned subsidiary of Emergent Group, Inc.) from 1995 to 1996. Prior to that time, from 1994 to 1995, he served as President of The CPE Institute, Inc., a financial education company for Certified Public Accountants, financial executives and tax preparers. From 1992 to 1994 he served as Financial Analyst for BI-LO, Inc., a supermarket chain. Prior to that time, he served as a Senior Auditor of Ernst & Young LLP from 1990 to 1992.

       The Company's executive officers are appointed by the Board of Directors and serve at the pleasure of the Board.

             Section 16(a) Beneficial Ownership Reporting Compliance

       Based solely on review of Forms 3, 4, and 5 furnished to the Company during fiscal year 1998, no director, officer, or beneficial owner of more than 10% of the Common Stock of the Company failed to file on a timely basis reports required by Section 16(a) of the Securities Exchange Act of 1934 during the most recent fiscal year.

                             MANAGEMENT COMPENSATION

       Summary Compensation Table

       The following table sets forth certain information regarding compensation paid by the Company during the last three fiscal years to the Company's Chief Executive Officer (the "Named Executive Officer"). The salary and bonuses of each executive officer of the Company was less than $100,000 during fiscal 1998.

                                                      Annual Compensation
                                        -----------------------------------------------
                                                                          Other Annual      All Other
                                        Fiscal                            Compensation    Compensation
Name and Principal Position              Year    Salary ($)   Bonus ($)      ($)(a)            ($)
---------------------------              ----    ----------   ---------      ------            ---

Buck Mickel, Deceased (formerly          1998       2,000           0          --               --
Chairman of the Board and Chief          1997       2,400           0          --               --
Executive Officer)                       1996       2,400           0          --               --

Buck A. Mickel, President and Chief      1998      48,000           0          228              --
Executive Officer                        1997      48,000       5,000          --               --
                                         1996      30,000           0          --               --

(a) The amounts shown in this column were paid for the benefit of the Named Executive Officer for travel accident insurance that the Company has purchased for the benefit of its employees, executive officers and directors. The policy provides coverage to each executive officer and director of up to $500,000 for accidental death or dismemberment and a permanent total disability benefit, subject to certain conditions and limitations set forth in the policy.

       Most of the Company's employees, as well as its executive officers, are eligible to participate in the Company's medical and health benefit plan.

       The Company currently pays medical and health insurance premiums for its directors and their families and reimburses directors for expenses related to their duties as board members. The Company does not pay any other compensation to its directors except as set forth in "Retirement Contracts" below.

       On July 2, 1997, the Company granted C. C. Guy and Charles M. Bolt options to purchase 10,000 shares each of the Company's Common Stock at $.375, the market value of the Company's Common Stock on the date of the grant. Fifty percent of the shares of Common Stock covered by the options become exercisable on each of the first two anniversaries of the date of the grant. These options are scheduled to expire on July 2, 2007.

       On April 22, 1998, the Company granted C. C. Guy and Charles M. Bolt options to purchase 10,000 shares each of the Company's Common Stock at $.19, the market value of the Company's Common Stock on the date of the grant. One-third of the shares of Common Stock covered by the options become exercisable on each of the first three anniversaries of the date of the grant. These options are scheduled to expire on April 22, 2008.

                       Options Grants in Last Fiscal Year
                               (Individual Grants)

======================================================================================================================
            Name               Number of Securities   Percent of Total Options     Exercise or      Expiration Date
                                 Underlying Options    Granted to Employees      Base Price ($
                                     Granted            in Fiscal Year            per share)
----------------------------------------------------------------------------------------------------------------------
Buck Mickel, Deceased (formerly
Chairman of the Board and Chief
Executive Officer)                    10,000                  1.7%                    $.19           April 22, 1998
----------------------------------------------------------------------------------------------------------------------
Buck A. Mickel, President and
Chief Executive Officer               25,000                  4.3%                    $.19           April 22, 1998
======================================================================================================================

                 Aggregate Option Exercises in Last Fiscal Year
                        and Fiscal Year-End Option Values

=================================================================================================
                                                           Number Of Unexercised Securities
                                                           Underlying Options/SARs at Fiscal
                                                                    Year-End (#)
                                                                    Exercisable/
                                   Name                            Unexercisable
-------------------------------------------------------------------------------------------------
                  Buck Mickel, Deceased (formerly
                  Chairman of the Board and Chief                     0/10,000
                  Executive Officer)
-------------------------------------------------------------------------------------------------
                  Buck A. Mickel, President and Chief
                  Executive Officer                                 27,500/32,500
=================================================================================================

       Retirement Contracts

       Messrs. C.C. Guy and Charles M. Bolt retired as officers of the Company on January 17, 1995. In connection with Mr. Bolt's retirement, the Board of Directors of the Company originally agreed to continue Mr. Bolt's salary (in the annual amount of $100,000) for a period of one year following his retirement, during which time he would serve as a consultant to the Company on an as-needed basis. In November 1995 the Company recognized that it would continue to need Mr. Bolt's services and agreed to pay Mr. Bolt $1,000 per month for consulting services after January 1996, which payments continued through January of 1998. This amount was decreased to $200 per month in February of 1998 and the Company continued to pay Mr. Bolt $200 per month through the remainder of fiscal 1998. In connection with Mr. Guy's retirement, the Company continued to need Mr. Guy's consulting services and paid him $100 per month for such services during September and October of 1995. This amount was increased to $200 per month in November 1995 and the Company continued to pay Mr. Guy $200 per month through the remainder of fiscal 1996, 1997 and 1998. The Board determined that these payments were appropriate in light of these officers' long records of service to the Company and value as consultants to the Company. The Company anticipates that these individuals will continue to serve as consultants during fiscal year 1999. In addition, Mr. Buck A. Mickel resigned as Vice President of the Company on January 17, 1995. The Board had originally agreed to continue Mr. Buck A. Mickel's salary following his resignation as Vice President of the Company at $2,500 per month through June 30, 1995, during which time he would serve as a consultant to the Company on an as-needed basis. Because of the continuing need to oversee the management of the legal contingencies of Wiegmann & Rose, however, Mr. Mickel continued to serve as President of Wiegmann & Rose at a salary of $2,500 per month in lieu of consulting pay. Effective September 1, 1996, Mr. Buck A. Mickel was elected Vice President of the Company at a salary of $4,000 per month.

                           RELATED PARTY TRANSACTIONS

       Certain information concerning related party transactions respecting the members of the Compensation Committee, members of their families, and other executive officers, directors and owners of 5% or more of the outstanding Common Stock of the Company (a "5% or More Owner") is set forth below.

       Purchase of HomeAdd Financial Corporation

       On November 4, 1996, the Company purchased for cash all of the outstanding common stock of HomeAdd Financial Corporation ("HomeAdd"), formerly CambridgeBanc, Inc. from Emergent Group, Inc. for a total purchase price of $15,000. This sum represents the Company's estimate of the fair value of the furniture and equipment owned by CambridgeBanc, Inc. CambridgeBanc, Inc. was formed by Emergent Group, Inc. in 1995. Through HomeAdd, the Company originates and sells loans secured by liens on improved property.

       In addition to the purchase agreement to acquire the common stock of HomeAdd, the Company executed a lease agreement with Emergent Group, Inc. in which the Company paid $18,000 for the use of additional furniture and equipment for one year. HomeAdd executed a sublease agreement to rent through November 4, 1997, from Emergent Group, Inc. the office space that it occupied at that time at $1,757 per month.

       Mr. Buck Mickel, the former Chairman of the Board and Chief Executive Officer of the Company and a 5% or More Owner, also served on the board of directors of Emergent Group, Inc. and beneficially owned less than 5% of its outstanding common stock. C. Thomas Wyche, Secretary of the Company, serves as Secretary of Emergent Group, Inc. and is a shareholder of Emergent Group, Inc., owning less than 5% of its outstanding common stock. In addition, each of Buck
A. Mickel, Charles C. Mickel and Minor Mickel Shaw are 5% or More Owners of the Company as well as shareholders of Emergent Group, Inc., each owning less than 5% of its outstanding common stock. Buck A. Mickel is the President and a director of the Company, and the President of Wiegmann & Rose.

       Salary and Other Compensation Arrangements

       As described herein under the subheading "Election of Directors"--"Management Compensation"- -"Retirement Contracts", the Company pays consulting fees to Messrs. C.C. Guy, Charles M. Bolt and Buck A. Mickel.

       Guarantees by Directors and Officers

       During August 1998 the Company executed a $75,000 working capital line of credit with a bank. This line of credit bears interest at the bank's prime rate and matures twelve months from the date of the note. The bank requires that the principal balance outstanding be reduced to zero for a period of at least 30 consecutive days during the year. The President and Chief Executive Officer of the Company and his two adult siblings guarantee this line of credit.

       During October 1994 the Company executed a $500,000 unsecured line of credit with a bank. This credit facility was guaranteed by Mr. Buck Mickel and expired on December 31, 1995. This credit facility was not used during fiscal 1996 or 1997.

       Loan Arrangement

       The Company believes that the Estate of Buck Mickel, the former Chairman of the Board and Chief Executive Officer of the Company, intends to loan the Company up to $250,000 bearing interest at 8.5% per year payable quarterly. The loan is to be used for working capital and the principal is payable in ten years.

       Corporate Office Arrangement

       During September 1997, the Company moved its executive offices to a facility consisting of approximately 3,000 square feet of floor space located at 28 East Court Street, Greenville, South Carolina. The monthly rental expense to be incurred by the Company beginning in September 1997 is $2,250 under a month-to-month lease arrangement. The lease at 28 East Court Street, Greenville, South Carolina includes office furniture and equipment. The office space at 28 East Court Street, Greenville, South Carolina is leased from CTST, LLC. CTST, LLC is owned by three shareholders: Buck A. Mickel, Charles C. Mickel and Minor Mickel Shaw. As described above, each of these individuals is a beneficial owner of more than 5% of the outstanding Common Stock of the Company. Buck A. Mickel is a Vice President and a director of the Company, and President of Wiegmann & Rose, and the other two shareholders are his adult siblings. The Company believes that this lease contains provisions as favorable to the Company as could be obtained from a third-party landlord. Micco Corporation also moved its offices to the office facility at 28 East Court Street, Greenville, South Carolina. Micco Corporation pays rent to CTST, LLC for the space it occupies. Micco Corporation and the Company share common areas of this office space.

       During the 1997 fiscal year the Company leased approximately 1,545 square feet of floor space at 245 East Broad Street, Greenville, South Carolina, for its principal executive offices under a month-to-month lease arrangement with Micco Corporation at a monthly rental of $885 per month. Micco Corporation is owned by, and its directors, principal officers and shareholders are, Buck A. Mickel (President of Wiegmann & Rose, President, Chief Executive Officer and a director of the Company and a 5% or More Owner), Minor H. Mickel (a former director and 5% or More Owner), Minor Mickel Shaw (a 5% or More Owner) and Charles C. Mickel (a 5% or More Owner). Buck A. Mickel, Charles C. Mickel and Minor Mickel Shaw are the adult children of Minor H. Mickel.

       The Company shared common areas of its office space with Micco Corporation. During fiscal 1997 and 1998, Micco Corporation reimbursed the Company for 25% of the office expenses relating to this office space, including a portion of the salary and benefits of the Company's administrative assistant. Such reimbursements amounted to $8,430 and $17,122 during fiscal 1997 and 1998, respectively, after offset by the amount of rent ($3,540) owed to Micco Corporation (1997). The Company believes that this approximates Micco Corporation's usage of office services and that the terms of this arrangement are at least as favorable as could be obtained from a third party.

       Legal Fees

       The law firm of Wyche, Burgess, Freeman & Parham, P.A. serves as general counsel to the Company. C. Thomas Wyche, the Secretary of the Company, is a senior member of such law firm. Fees paid to such law firm by the Company were less than one percent of the law firm's gross revenues during the firm's last fiscal year. The Company believes that the terms of its relationship with the law firm are at least as favorable as could be obtained from a third party.

                     PROPOSED AMENDMENT TO STOCK OPTION PLAN
                            (Item No. 2 on the Proxy)

       The Board of Directors and the Compensation Committee recommend that the shareholders approve adoption by the Company of Amendment No. 4 to the RSI Holdings, Inc. Stock Option Plan (the "Option Plan", and as proposed to be amended the "Amended Option Plan"). The proposed amendment increases the number of shares of the Company's Common Stock that may be issued pursuant to options granted under the plan from an aggregate of 750,000 to an aggregate of 1,250,000. The Board and the Compensation Committee recommend approval of the proposed amendment because they believe that the Option Plan is an effective component of management compensation and, if all currently outstanding options were exercised in full, additional options covering only 105,000 shares could currently be granted pursuant to the plan, which was originally adopted in 1991. Except as set forth above, the Option Plan would remain unaltered in all material respects.

       Under the Amended Option Plan, the Board or (Committee) would have the discretion to grant options for up to an aggregate maximum of 1,250,000 shares of the Company's Common Stock (including shares previously issued under the plan). As of November 30, 1998, an aggregate of 645,000 shares of the Company's Common Stock had previously been issued or are covered by outstanding options under the plan.

       The purpose of the Amended Option Plan is to promote the growth and profitability of the Company and its subsidiaries by increasing the personal participation of key and middle level executives in the continued growth and financial success of the Company and its subsidiaries, by enabling the Company and its subsidiaries to attract and retain key and middle level executives of outstanding competence and by providing such key and middle level executives with an equity opportunity in the Company. The Board or a committee of the Board administers the Amended Option Plan.

       Participation in the Amended Option Plan is determined by the Board or a committee of the Board and is limited to those key and middle level executives, who may or may not be officers or members of the Board, of the Company or its subsidiaries who have the greatest impact on the Company's long-term performance. In making any determination as to the key and middle level executives to whom options shall be granted and as to the number of shares to be subject thereto, the Board (or committee) shall take into account, in each case, the level of responsibility of the key or middle level executive's position, the level of the key or middle level executive's performance, the key or middle level executive's level of compensation, the assessed potential of the key or middle level executive and such other factors as the Board (or committee) shall deem relevant to the accomplishment of the purposes of the plan. Directors who are not also key or middle level executives will not be eligible to participate in the Amended Option Plan. At this time, the Company believes that approximately seven employees of the Company are currently eligible to participate in the plan.

       The term of each option shall be established by the Board (or committee), but shall not exceed ten years, and the option will be exercisable according to such schedule as the Board of Directors (or committee) may determine. The recipient of an option will not pay the Company any amount at the time of receipt of the option. If an option shall expire or terminate for any reason without having been fully exercised, the unpurchased shares subject to the option shall again be available for the purposes of the Amended Option Plan.

       In the discretion of the Board of Directors (or committee), options granted under the Amended Option Plan may be "incentive stock options" for federal income tax purposes. The Company is not allowed a deduction at any time in connection with, and the participant is not taxed upon either the grant or the exercise of, an "incentive stock option." The difference between the exercise price of such option and the market value of the shares of Common Stock at the date of exercise, however, constitutes a tax preference item for the participant in the year of exercise for alternative minimum tax purposes. To qualify as an incentive stock option, among other things, the stock acquired by the participant must be held for at least two years after the option is granted and one year after it is exercised. If the participant holds the stock for the period of time required for incentive stock option qualification, then he or she will be taxed only upon any gain realized upon disposition of the stock. The participant's gain at that time will be equal to the difference between the sales price of the stock and the exercise price. If an incentive stock option is exercised after the death of the employee by the estate of the decedent, or by a person who acquired the right to exercise such option by bequest or inheritance or by reason of death of the decedent, none of the time requirements described in this paragraph shall apply.

       If the participant fails to satisfy these time requirements, the option will be treated in a manner similar to options that are not incentive stock options. The participant is generally not taxed upon the grant of an option that is not an incentive stock option. Upon exercise of any such option, the participant recognizes ordinary income equal to the difference between the fair market value of the shares of Common Stock acquired on the date of exercise and the exercise price. Generally, the Company receives a deduction for the amount the participant reports as ordinary income arising from the exercise of the option. Upon a subsequent sale or disposition of the stock, the holder would be taxable on any excess of the selling price over the fair market value at the date of the exercise. If the participant fails to satisfy the time requirements described above with respect to an option intended to be an incentive stock option, the income to the participant and the deduction for the Company shall arise at the time of the early disposition and shall equal the excess of (a) the lower of the fair market value of the shares at the time of exercise or such value at the time of disposition over (b) the exercise price. The Amended Option Plan does not satisfy all the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)"). Nonetheless, the Company anticipates that none of the compensation payable pursuant to the plan will lose its deductibility by reason of Section 162(m), because no Covered Employee as (as defined in Section 162(m)) who can participate in the plan is expected to receive in any fiscal year aggregate compensation that exceeds $1 million and does not qualify as performance-based compensation under Section 162(m).

       The Amended Option Plan provides that no option may be exercised more than three months after a participant's termination of employment with the Company, unless the participant dies while in the employ of the Company or within such three-month period or the participant's employment is terminated by reason of having become permanently and totally disabled, in which event the option may be exercised during the one-year period after the date of termination of the participant's employment. In no event may an option be exercised after the expiration of its fixed term.

       Options granted pursuant to the Amended Option Plan are not transferable except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act, or the rules thereunder.

       The price per share at which each option granted under the Amended Option Plan may be exercised shall be such price as shall be determined by the Board (or committee) at the time of grant based on such criteria as may be adopted by the Board (or committee) in good faith; provided, however, in the case of an option intended to qualify as an incentive stock option, the price per share shall not be less than the fair market value of the stock at such time such option is granted.

       A participant may exercise an option by completing each of the following steps: (i) indicating in writing the decision to exercise the option and delivering such notice to the Company; (ii) tendering to the Company payment in full in cash (or, if the Board (or committee) so determines at the time of grant, in shares of the Company's Common Stock) of the exercise price for the shares for which the option is exercised; (iii) tendering to the Company payment in full in cash of the amount of all federal and state withholding or other employment taxes applicable to taxable income; and (iv) complying with such other requirements as the Board (or committee) shall establish.

       The Amended Option Plan provides that it may be terminated or amended by the Board of Directors (or committee), except that shareholder approval would be required in the event an amendment were to: (i) materially increase the benefits accruing to the participants; (ii) increase the number of securities issuable under the plan (other than an increase pursuant to the antidilution provision of the plan); (iii) change the class of employees eligible to receive options; or (iv) otherwise materially modify the requirements for eligibility.

       The Amended Option Plan provides that no person, estate or entity shall have any of the rights of a shareholder with respect to shares subject to an option until a certificate(s) for such shares has been delivered.

       No certificate(s) for shares shall be executed and delivered upon exercise of an option until the Company shall have taken such action, if any, as is then required to comply with the provisions of the Securities Act of 1933, as amended, the Exchange Act, the South Carolina Uniform Securities Act, as amended, any other applicable state blue sky law(s) and the requirements of any exchange on which the Common Stock of the Company may, at the time, be listed.

       The following table provides certain information with respect to the Option Plan:

===========================================================================================
                                        Shares                          Aggregate Market
                                      Covered by      Shares Covered   Value in Excess of
                                        Options         by Options     Exercise Price of
                                     Granted Since   Exercised Since       Exercised
      Name and Position                Inception        Inception        Options(1)($)
-------------------------------------------------------------------------------------------
Buck A. Mickel, President and Chief
Executive of the Company                 60,000             0                   0
-------------------------------------------------------------------------------------------
Joe F. Ogburn, Treasurer and Vice
President of the Company                 85,000             0                   0
-------------------------------------------------------------------------------------------
Matthew J. Marron, Jr., President,
HomeAdd Financial Corporation           320,000             0                   0
-------------------------------------------------------------------------------------------
All current executive officers, as a
group                                   465,000             0                   0
-------------------------------------------------------------------------------------------
C. C. Guy, Director                      20,000             0                   0
-------------------------------------------------------------------------------------------
Charles M. Bolt, Director                20,000             0                   0
-------------------------------------------------------------------------------------------
All non-executive officer employees,
as a group                              240,000         7,500                   0
===========================================================================================

================================================================================================
                                                         Shares Covered   Dollar Value of In-
                                       Shares Covered      by Options     The-Money Options
                                         by Options      Outstanding at     Outstanding at
                                         Terminated      November 20,      November 20, 1998
      Name and Position                Since Inception        1998             (2)($)
------------------------------------------------------------------------------------------------
Buck A. Mickel, President and Chief
Executive of the Company                      0              60,000               --
------------------------------------------------------------------------------------------------
Joe F. Ogburn, Treasurer and Vice
President of the Company                      0             115,000               --
------------------------------------------------------------------------------------------------
Matthew J. Marron, Jr., President,
HomeAdd Financial Corporation                 0             355,000               --
------------------------------------------------------------------------------------------------
All current executive officers, as a
group                                         0             530,000               --
------------------------------------------------------------------------------------------------
C. C. Guy, Director                           0              20,000               --
------------------------------------------------------------------------------------------------
Charles M. Bolt, Director                     0              20,000               --
------------------------------------------------------------------------------------------------
All non-executive officer employees,
as a group                              100,000             172,500               --
================================================================================================

(1)    Based on the bid per share price of the Common Stock on July 2, 1997.

(2) Based on the bid per share price of the Common Stock on November 20, 1998.

       The Amended Option Plan provides that it shall terminate on the close of business of June 27, 2000, and no option shall be granted under the plan thereafter, but such termination shall not affect any option theretofore granted under the plan.

       As of November 20, 1998, the bid price for a share of Common Stock of the Company was $.0625.

       Each of Buck A. Mickel, Joe F. Ogburn and Matthew J. Marron, Jr. currently participates in the plan and could be deemed to have an interest in approval of the proposed amendment to such plan.

       The Amended Option Plan is being submitted to the shareholders of the Company for approval because the Plan requires approval of the proposed amendment and in order to continue to qualify the plan under the "incentive stock option" rules of the Internal Revenue Code of 1986, as amended. The proposed amendment to the Option Plan will not become effective if the requisite shareholder vote on approval is not obtained.

                     RATIFICATION OF ELECTION OF ACCOUNTANTS
                            (Item No. 3 on the Proxy)

       The Board of Directors recommends the ratification of the appointment of Ernst & Young LLP, independent certified public accountants, as auditors for the Company and its subsidiaries for fiscal year 1999 and to audit and report to the shareholders upon the financial statements as of and for the period ending August 31, 1999. Based upon the recommendation of the Company's Audit Committee, the Board has appointed the accounting firm of Ernst & Young LLP as the Company's independent auditors for the Company's 1999 fiscal year. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, and such representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions which shareholders may have. Neither Ernst & Young LLP nor any of its members has any relationship with the Company except in the firm's capacity as such auditors and as the Company's tax advisor.

       The appointment of auditors is approved annually by the Board of Directors and subsequently submitted to the shareholders for ratification.

                             SOLICITATION OF PROXIES

       The Company will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by mail, proxies may be solicited by directors, officers and other employees of the Company by telephone, telegram or personal interview for no additional compensation. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to beneficial owners of the stock held of record by such persons, and the Company will reimburse such persons for reasonable out-of-pocket expenses incurred by them in so doing. The Company has engaged American Stock Transfer & Trust Company, its transfer agent, to assist in these contacts with brokerage houses, custodians, nominees and fiduciaries in exchange for reimbursement of reasonable out-of-pocket expenses.

                            PROPOSALS OF SHAREHOLDERS

       Any shareholder of the Company who desires to present a proposal at the Annual Meeting of Shareholders to be held after the end of fiscal 1999 for inclusion in the proxy statement and form of proxy relating to that meeting must submit such proposal to the Company at its principal executive offices on or before August 9, 1999.

       With respect to shareholder proposals not to be included in the Company's proxy statement in the form of proxy, a shareholder must give the Company notice by October 23, 1999 for such notice to be considered timely for purposes of Rule 14a-4(c) (which concerns the extent to which a proxy may confer discretionary voting authority with respect to matters not specifically set forth in the proxy).

                                OTHER INFORMATION

       The Company's annual report is mailed with this Proxy Statement. The Company will provide without charge to any shareholder of record as of November 30, 1998, and to each person to whom this Proxy Statement is delivered in connection with the Annual Meeting of Shareholders, upon written or oral request of such person, a copy of the Company's fiscal 1998 annual report on Form 10-KSB, including financial statements and financial statement schedules, but excluding exhibits, filed with the Securities and Exchange Commission. Upon payment of the reasonable copying cost thereof, the Company will make available the exhibits to the Company's fiscal 1998 annual report on Form 10-KSB. Any such request should be directed to RSI Holdings, Inc., 28 East Court Street, Post Office Box 6847, Greenville, South Carolina 29606, Attention:
Investor Relations.

                                 OTHER BUSINESS

       As of the date of this Proxy Statement, the Board of Directors was not aware that any business not described above would be presented for consideration at the Annual Meeting. If any other business properly comes before the meeting or any adjournment thereof, it is intended that the shares represented by proxies will be voted with respect thereto in accordance with the best judgment of the person voting them.

       The above Notice and Proxy Statement are sent by order of the Board of Directors.

                C. Thomas Wyche, Secretary

Greenville, South Carolina
December 7, 1998

                                                                       EXHIBIT A

                      AMENDMENT NO. 4 TO RSI HOLDINGS, INC.
                                STOCK OPTION PLAN

       This Amendment is made as of the ______ day of ____________, 1997 to the RSI Holdings, Inc. Stock Option Plan, as amended to date (the "Plan").

       1. The second sentence of Section 4 entitled "Stock Subject to Plan" shall be deleted and replaced with the following:

An aggregate of 1,250,000 shares are reserved for the grant under this Plan of Options, any or all of which, at the Board's (or Committee's, as applicable) discretion, may be intended to qualify as incentive stock options under Section 422 of the Code.

       In all other respects the Plan shall remain unchanged.

                                                                      APPENDIX A

                                      PROXY

                               RSI HOLDINGS, INC.

                        ANNUAL MEETING, JANUARY 21, 1999

      The undersigned shareholder of RSI Holdings, Inc., a North Carolina corporation, hereby constitutes and appoints Buck A. Mickel and C. Thomas Wyche, and each of them, attorneys and proxies on behalf of the undersigned to act and vote at the Annual Meeting of Shareholders, to be held at the offices of RSI Holdings, Inc., 28 East Court Street, Greenville, South Carolina, on Thursday, January 21, 1999, at 10:00 a.m., and any adjournment or adjournments thereof, and the undersigned instructs said attorneys to vote:

      Please sign on reverse side and return in the enclosed postage-paid envelope.

[ ] Please mark your votes as in this example.


1. ELECTION OF DIRECTORS

   Nominee(s): Buck A. Mickel     C. C. Guy     Charles M. Bolt

   [ ] FOR all nominees listed at right (except as marked to the contrary below)

   [ ] WITHHOLD AUTHORITY to vote for all nominees

   (Instructions: To withhold authority to vote for an individual nominee write that nominee's name in the space provided below.)

                  --------------------------------------------------------------

                  --------------------------------------------------------------

                  --------------------------------------------------------------


2. To vote on approval of the proposed amendment to the RSI Holdings, Inc. Stock Option Plan to increase from 750,000 to 1,250,000 the aggregate number of shares of the Company's common stock issuable thereunder.

                         FOR       AGAINST       ABSTAIN
                         [ ]         [ ]           [ ]

3. The ratification of the appointment of Ernst & Young LLP as independent auditors of the Company for fiscal year 1999.

                         FOR       AGAINST       ABSTAIN
                         [ ]         [ ]           [ ]

4. The transaction of such other matters as may properly come before the meeting or any adjournment thereof.

                         FOR       AGAINST       ABSTAIN
                         [ ]         [ ]           [ ]

       A majority of said attorneys and proxies who shall be present and acting as such at the meeting or any adjournment or adjournments thereof (or, if only one such attorney and proxy is present and acting, then that one) shall have and may exercise all the powers hereby conferred.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF RSI HOLDINGS, INC. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR APPROVAL OF PROPOSALS 1, 2 AND 3, and Proxy holders will vote, in their discretion, upon such other business as may properly come before the meeting or any adjournment or adjournments thereof.

       The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders dated December 7, 1998 and the Proxy Statement furnished herewith.

PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.


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SIGNATURE

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DATED



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DATED

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SIGNATURE IF JOINTLY OWNED

Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.